Exhibit 99

FOR IMMEDIATE RELEASE                         CONTACT:     Leonard E. Moodispaw
                                                                      President
                                                                   301.939.7000

                ESSEX CORPORATION REPORTS 2003 ANNUAL AND FOURTH
             QUARTER RESULTS Q4 REVENUES OVER $5 MILLION; CONTINUED
                   PROFITABILITY; INCREASED GUIDANCE FOR 2004

COLUMBIA, MD - March 9, 2004 - Essex Corporation (AMEX: EYW), reported revenues of $16,286,000 in fiscal 2003 compared to $4,506,000 in 2002. There was net income of $140,000 in fiscal 2003 compared to a net loss of $2,174,000 in fiscal 2002. Revenues in the fourth quarter of 2003 were $5,066,000 compared to $1,413,000 in 2002. There was net income of $74,000 in the fourth quarter of 2003 as compared to a net loss of $327,000 in 2002.

2003 HIGHLIGHTS

"2003 was an exciting year of growth and performance at Essex," according to Leonard E. Moodispaw, CEO & President. "We began the year with high goals of expanding the core business and building the foundation for future strategic growth of the Company. We achieved these goals in very tangible ways."

        o   Revenue Growth of 261% over '02 Revenues
        o   Profitable in `03
        o   Acquired Sensys Development Labs (March '03)
        o   Listed on  nationally  traded  public  stock  exchange  (June '03)
        o   Hyperfine Patent Awarded (Aug '03)
        o   Completed primary follow-on public offering (December'03)
        o   Received  over $96  Million in  Contract  Awards in `03
        o Total Contract Backlog of $112.8 Million as of Dec 28 '03 (approximate value)

BUSINESS OUTLOOK AND STRATEGY

"2004 has started with even stronger demand from our customers than we expected. As a result, we are increasing our guidance for 2004 revenues to the range of $35-40 million, before any acquisitions," according to Moodispaw. "We are implementing the strategy we outlined in our public offering last year of pursuing strategic acquisitions, leveraging our technology to expand our core U.S. Government business, accelerating our business development efforts, and continuing to invest in internal research and development to bring new product and service offerings based on our technology to the market."

                                   - M O R E -

ESSEX CORPORATION                                                  PAGE 2 OF 3
2003 ANNUAL AND FOURTH QUARTER RESULTS


 "We remain committed to finding and closing cogent acquisition(s) this year. The quality and range of potential acquisitions that have come onto the market since the beginning of the year has been impressive. We are looking for candidates from which to select the `best and brightest' for long-term growth and value for the Company. Our goal remains to become a full service provider of optical and signal processing solutions for customers with daunting needs."

Revenues for 2003 include $3.3 million (up from $2.1 million in 2002) related to the U.S. Government Missile Defense Agency program for design of a next generation advanced optoelectronic radar processor (AOP). Revenues for 2003 also include $3.5 million from Essex's primarily new in 2003 telecommunications support contract and $5.8 million from 10 months of operations from the March 2003 acquisition.

The results for the fiscal year 2003 are after amortization of other intangible assets of $381,000, relating to an acquisition in March 2003. There was no such amortization in 2002.

As of December 28, 2003, we had a total contract backlog, funded and unfunded, of approximately $112.8 million as compared with $52.1 million at December 29, 2002. Of these amounts, funded backlog was $15.0 million and unfunded backlog was $97.8 million at December 28, 2003 compared to $600,000 and $51.5 million, respectively, at fiscal year end 2002. This does not include approximately $6.3 million of funding received in January 2004.

Working capital increased to nearly $33 million from $222,000 between year end 2002 and year end 2003. In December 2003, the Company received net proceeds of $31.4 million in connection with the follow-on public offering.

Essex will host a discussion of this announcement with investors and financial analysts tomorrow morning, Wednesday, March 10, 2004 at 10:00 a.m. (Eastern).
The live broadcast of the discussion will be available via Essex the Investor page of the Essex Website at WWW.ESSEXCORP.COM/INVESTOR.HTML . An archived version of the discussion will be available shortly following the conclusion of the live broadcast at this same location on our Website.

ABOUT ESSEX: Essex creates solutions for today's most advanced signal and image processing challenges, serving commercial, defense and intelligence customers. For more information contact Essex Corporation, 9150 Guilford Road, Columbia MD 21046; Phone 301.939.7000; Fax 301.953.7880; E-mail info@essexcorp.com, or on the Web at WWW.ESSEXCORP.COM.

                                   - M O R E -

ESSEX CORPORATION                                                   PAGE 3 OF 3
2003 ANNUAL AND FOURTH QUARTER RESULTS



                     ESSEX CORPORATION FINANCIAL HIGHLIGHTS
-----------------------------------------------------------------------------------------------------------------------

                                     13 Week Period        13 Week Period        52 Week Period        52 Week Period
                                    ------------------    ------------------    -----------------     -----------------
                                       December 28,          December 29,           December 28,          December 29,
                                             2003              2002                   2003                  2002
                                     ---------------------------------------    ---------------------------------------
                                                  (unaudited)                                  (audited)

Revenues                             $     5,066,000      $     1,413,000       $    16,286,000      $     4,506,000

Cost of Goods Sold and
Services Provided                         (3,347,000)            (882,000)         (10,389,000)           (2,594,000)
                                     -----------------    ------------------    ------------------   ------------------

Gross Margin                               1,719,000              531,000             5,897,000            1,912,000

Selling, General and
Administrative Expenses                   (1,487,000)            (681,000)           (4,905,000)          (2,668,000)

Research and Development                     (65,000)            (168,000)             (403,000)          (1,395,000)

Interest Expense                              (7,000)              (9,000)              (68,000)             (23,000)

Amortization of Other
Intangible Assets                            (86,000)                  --              (381,000)                  --
                                    ------------------    ------------------    ------------------   ------------------

Net Income (Loss)                   $        74,000       $      (327,000)      $       140,000      $    (2,174,000)
                                    ==================    ==================    =================    ==================

Weighted Average Number of
Shares
       - Basic                             9,750,000            7,654,000             8,706,000            7,411,000
                                    ==================    ==================    ==================   ==================

       - Diluted                          11,242,000            7,654,000             9,798,000            7,411,000
                                    ==================    ==================    ==================   ==================

Net Income (Loss) per  Common
Share
       - Basic                      $         0.01        $        (0.04)       $         0.02       $        (0.29)
                                    ==================    ==================    =================    ==================

       - Diluted                    $         0.01        $        (0.04)       $         0.01       $        (0.29)
                                    ==================    ==================    =================    ==================

                                                                                 As of December       As of December
                                                                                    28, 2003             29, 2002
                                                                                -----------------    ------------------
Working Capital                                                                 $    32,971,000      $       222,000

Working Capital Ratio                                                                  12.06:1               1.15:1

Shareholders' Equity                                                            $    36,745,000      $       358,000


THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO RISKS, UNCERTAINTY AND CHANGES IN CIRCUMSTANCES, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR
ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE OR ACHIEVEMENTS. ALL STATEMENTS CONTAINED HEREIN THAT ARE NOT CLEARLY HISTORICAL IN NATURE ARE FORWARD LOOKING. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE INCLUDE STATEMENTS ADDRESSING THE FOLLOWING SUBJECTS: FUTURE FINANCIAL CONDITION AND OPERATING RESULTS. ECONOMIC, BUSINESS, COMPETITIVE AND/OR REGULATORY FACTORS AFFECTING ESSEX'S BUSINESSES ARE EXAMPLES OF FACTORS, AMONG OTHERS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS.

MORE DETAILED INFORMATION ABOUT THESE AND OTHER FACTORS IS SET FORTH IN ESSEX'S ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 28, 2003. ESSEX IS UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.
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